Exhibit 99.1

ServiceSource Reports Second Quarter 2021 Financial Results

Total Revenue of $46.3 million

GAAP Net Loss of $5.1 million; Non-GAAP Net Loss of $1.4 million

Adjusted EBITDA of negative $0.2 million

DENVER, July 28, 2021 - ServiceSource (NASDAQ: SREV), the customer journey experience company, today announced financial results for the three months ended June 30, 2021.

“In the second quarter, our alignment to areas of industry growth and strengthening client demand contributed to acceleration throughout our business and a return to sequential revenue growth,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “Companies are recognizing and embracing the importance of generating organizational value and positive outcomes across the entire customer journey experience. Our expertise supporting the priorities of recurring revenue business models, combined with our ability to become a seamless extension of our clients’ go-to-market teams, positions us at the forefront of an attractive long-term market shift. We are pleased with our results in the quarter and expect our trajectory to continue to improve through the remainder of the year.”

Key Financial Results –Second Quarter 2021

●	GAAP revenue was $46.3 million, compared with $47.6 million reported for Q2 2020.
●	GAAP net loss was $5.1 million or $0.05 per diluted share, compared with GAAP net loss of $5.4 million or $0.06 per diluted share reported for Q2 2020.
●	Non-GAAP net loss was $1.4 million or $0.01 per diluted share, compared with non-GAAP net loss of $1.2 million or $0.01 per diluted share reported for Q2 2020.
●	Adjusted EBITDA, a non-GAAP financial measure, was negative $0.2 million, compared with negative $0.4 million reported for Q2 2020.
●	Ended the quarter with $34.8 million of cash and cash equivalents and restricted cash and $15.0 million of borrowings under the Company's $40.0 million revolving line of credit.

A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.

Key Business Highlights –Second Quarter 2021

●	Successfully renewed or extended approximately 97% of the contract value that was up for renewal during the first six months of the year.
●	Delivered another strong quarter of sales activity with an approximately 7% year-over-year increase in new bookings on a trailing twelve-month basis.
●	Announced our second new client win of the year to deploy a revenue retention program for a leader in the SaaS-based team collaboration market and tripled the size and scope of an inside digital sales program for a cloud-based business communications platform provider.
●	Signed expansions with three of our top ten clients each in excess of $1 million of expected contract value.
●	Broadened our virtual-first operating model to scale our U.S. delivery footprint across ten states.

“We are encouraged by the headway we are making in the business and our stronger positioning to capitalize on a large and growing market opportunity for our solutions,” commented Chad Lyne, executive vice president and chief financial officer of ServiceSource. “The strategic changes and investments we have made throughout the company are beginning to enhance our momentum in the marketplace. We continue to see improvement in the trending of our operational KPIs, the health of our client relationships, and the direction of our financial results. We expect to build on this progress and believe we are tracking favorably to report year-over-year revenue growth in the third or fourth quarter.”

Quarterly Conference Call

ServiceSource will discuss its second quarter 2021 results on July 28, 2021, via teleconference at 4:35 p.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 7343248. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our financial management and our expectation to improve our trajectory or return to year-over-year revenue growth in the third or fourth quarter. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX™) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries. To learn more about how we design, develop and manage CJX solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.

Trademarks

ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Connect with ServiceSource:

http://www.facebook.com/ServiceSource

http://twitter.com/servicesource

http://www.linkedin.com/company/servicesource

http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue	$46,307	$47,638	$91,330	$97,752
Cost of revenue(1)	35,395	34,645	69,462	70,205
Gross profit	10,912	12,993	21,868	27,547
Operating expenses:
Sales and marketing(1)	4,059	6,142	8,089	13,410
Research and development(1)	1,181	1,516	2,341	2,697
General and administrative(1)	10,624	10,619	22,814	21,307
Restructuring and other related costs	54	236	974	703
Total operating expenses	15,918	18,513	34,218	38,117
Loss from operations	(5,006)	(5,520)	(12,350)	(10,570)
Interest and other (expense) income, net	(364)	324	(1,524)	(550)
Loss before provision for income taxes	(5,370)	(5,196)	(13,874)	(11,120)
Provision for income tax benefit (expense)	279	(161)	(52)	(179)
Net loss	$(5,091)	$(5,357)	$(13,926)	$(11,299)
Net loss per share, basic and diluted	$(0.05)	$(0.06)	$(0.14)	$(0.12)
Weighted-average common shares outstanding, basic and diluted	97,601	95,369	97,424	95,169

(1) Reported amounts include stock-based compensation expense as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$288	$90	$418	$135
Sales and marketing	168	444	359	821
Research and development	17	1	32	19
General and administrative	601	740	2,740	1,345
Total stock-based compensation	$1,074	$1,275	$3,549	$2,320

ServiceSource International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$32,464	$34,006
Accounts receivable, net	34,596	38,890
Prepaid expenses and other	7,403	9,275
Total current assets	74,463	82,171

Property and equipment, net	24,583	29,948
ROU assets	25,290	29,798
Contract acquisition costs	675	872
Goodwill	6,334	6,334
Other assets	4,184	3,490
Total assets	$135,529	$152,613

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,246	$1,204
Accrued expenses	2,568	3,217
Accrued compensation and benefits	16,129	18,342
Revolver	15,000	15,000
Operating lease liabilities	10,008	10,797
Other current liabilities	1,015	1,209
Total current liabilities	46,966	49,769

Operating lease liabilities, net of current portion	21,408	25,975
Other long-term liabilities	1,742	1,593
Total liabilities	70,116	77,337

Stockholders' equity:
Preferred stock	-	-
Common stock	10	10
Treasury stock	(441)	(441)
Additional paid-in capital	383,403	379,696
Accumulated deficit	(318,533)	(304,607)
Accumulated other comprehensive income	974	618
Total stockholders' equity	65,413	75,276
Total liabilities and stockholders' equity	$135,529	$152,613

ServiceSource International, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(13,926)	$(11,299)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,299	6,819
Amortization of contract acquisition costs	314	515
Amortization of ROU assets	4,745	4,690
Stock-based compensation	3,549	2,320
Restructuring and other related costs	935	645
Other	353	35
Net changes in operating assets and liabilities:
Accounts receivable, net	4,160	1,704
Prepaid expenses and other assets	551	1,299
Contract acquisition costs	(117)	(129)
Accounts payable	1,061	(2,452)
Accrued compensation and benefits	(2,948)	(1,431)
Operating lease liabilities	(5,532)	(4,385)
Accrued expenses	(653)	(823)
Other liabilities	286	(578)
Net cash provided by (used in) operating activities	77	(3,070)
Cash flows from investing activities:
Purchases of property and equipment	(2,092)	(2,596)
Net cash used in investing activities	(2,092)	(2,596)
Cash flows from financing activities:
Repayment on finance lease obligations	(315)	(481)
Proceeds from Revolver	-	27,000
Repayment of Revolver	-	(7,000)
Proceeds from issuance of common stock	136	76
Net cash (used in) provided by financing activities	(179)	19,595
Effect of exchange rate changes on cash and cash equivalents and restricted cash	626	(68)
Net change in cash and cash equivalents and restricted cash	(1,568)	13,861
Cash and cash equivalents and restricted cash, beginning of period	36,326	29,383
Cash and cash equivalents and restricted cash, end of period	$34,758	$43,244

Use of Non-GAAP Financial Measures

To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.

ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.

Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs, and amortization of contract acquisition costs related to the initial adoption of ASC 606.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.

GAAP To Non-GAAP Reconciliation

(in thousands, except per share amounts)

(unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2021	2020	2021	2020
Net revenue		$46,307	$47,638	$91,330	$97,752

Gross profit
GAAP gross profit		$10,912	$12,993	$21,868	$27,547
Non-GAAP adjustments:
Stock-based compensation	(A)	288	90	418	135
Amortization of internally developed software	(B)	1,947	1,313	3,779	2,566
Non-GAAP gross profit		$13,147	$14,396	$26,065	$30,248

Gross profit %
GAAP gross profit		23.6%	27.3%	23.9%	28.2%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.6%	0.2%	0.5%	0.1%
Amortization of internally developed software	(B)	4.2%	2.8%	4.1%	2.6%
Non-GAAP gross profit		28.4%	30.2%	28.5%	30.9%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$15,918	$18,513	$34,218	$38,117
Non-GAAP adjustments:
Stock-based compensation	(A)	(786)	(1,185)	(3,131)	(2,185)
Amortization of internally developed software	(B)	(349)	(536)	(709)	(1,048)
Restructuring and other related costs	(C)	(54)	(236)	(974)	(703)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(68)	(162)	(152)	(380)
Non-GAAP operating expenses		$14,661	$16,394	$29,252	$33,801

Net loss
GAAP net loss		$(5,091)	$(5,357)	$(13,926)	$(11,299)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,074	1,275	3,549	2,320
Amortization of internally developed software	(B)	2,296	1,849	4,488	3,614
Restructuring and other related costs	(C)	54	236	974	703
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	68	162	152	380
Non-cash interest expense	(E)	17	17	35	35
Income tax effect on non-GAAP adjustments	(F)	214	600	1,291	1,256
Non-GAAP net loss		$(1,368)	$(1,218)	$(3,437)	$(2,991)

Diluted net loss per share
GAAP diluted net loss per share		$(0.05)	$(0.06)	$(0.14)	$(0.12)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.01	0.04	0.02
Amortization of internally developed software	(B)	0.02	0.02	0.05	0.04
Restructuring and other related costs	(C)	0.00	0.00	0.01	0.01
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00	0.00	0.00
Non-cash interest expense	(E)	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(F)	0.00	0.01	0.01	0.01
Non-GAAP diluted net loss per share		$(0.01)	$(0.01)	$(0.04)	$(0.03)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(G)	97,601	95,369	97,424	95,169

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.

(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.

(E) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(F) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D and E noted above on our non-GAAP net income (loss).

(G) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three and six months ended June 30, 2021 and 2020.

ServiceSource International, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2021	2020	2021	2020
Net loss		$(5,091)	$(5,357)	$(13,926)	$(11,299)
Provision for income tax (benefit) expense		(279)	161	52	179
Interest and other expense (income), net		364	(324)	1,524	550
Depreciation and amortization(1)		3,642	3,423	7,299	6,819
EBITDA		(1,364)	(2,097)	(5,051)	(3,751)
Stock-based compensation	(A)	1,074	1,275	3,549	2,320
Restructuring and other related costs	(C)	54	236	974	703
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	68	162	152	380
Adjusted EBITDA		$(168)	$(424)	$(376)	$(348)

(1) Depreciation and amortization expense are comprised of the following:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Internally developed software amortization	$2,296	$1,849	$4,488	$3,614
Property and equipment depreciation	1,346	1,574	2,811	3,205
Depreciation and amortization	$3,642	$3,423	$7,299	$6,819

Investor Relations Contact for ServiceSource:

Chad Lyne

ServiceSource International, Inc.

investorrelations@servicesource.com